As filed with the Securities and Exchange Commission on August 30, 2000
                                                    Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ----------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         -----------------------------

                                  TELIK, INC.
            (Exact name of registrant as specified in its charter)


       Delaware                                           93-0987903
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         ----------------------------

                             750 Gateway Boulevard
                         South San Francisco, CA 94080
                                (650) 244-9303
                   (Address of principal executive offices)

                         -----------------------------

                          2000 Equity Incentive Plan
                       2000 Employee Stock Purchase Plan
                2000 Non-Employee Directors' Stock Option Plan
                            1996 Stock Option Plan
                            1988 Stock Option Plan
                   Certain Non-Plan Stock Option Agreements
                           (Full title of the plans)

                           Michael M. Wick, MD, PhD
                     Chairman and Chief Executive Officer
                                  Telik, Inc.
                             750 Gateway Boulevard
                         South San Francisco, CA 94080
                                (650) 244-9303
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ----------------------------

                                  Copies to:
                           Deborah A. Marshall, Esq.
                              Cooley Godward LLP
                        One Maritime Plaza, 20/th/ Floor
                         San Francisco, CA 94111-3580
                                (415) 693-2000

                         ----------------------------


                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

====================================================================================================================================
                                                    Proposed Maximum            Proposed Maximum
Title of Securities to be     Amount to be      Offering Price Per Share     Aggregate Offering Price   Amount of Registration Fee
      Registered              Registered (1)               (2)                          (2)(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value
$0.01)                          4,877,225                $7.9688                 $23,819,944.60                  $6,288.47
====================================================================================================================================

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Telik, Inc. ("Registrant" or "Company") 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employee Directors' Stock Option Plan, 1996 Stock Option Plan, 1988 Stock Option Plan and certain non-plan stock option agreements (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Company's 2000 Non-Employee Directors' Stock Option Plan, 1996 Stock Option Plan, 1988 Stock Option Plan and certain non-plan stock option agreements (pursuant to Rule 457(h) under the Act) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on August 23, 2000 for shares available for grant pursuant to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employer Directors' Stock Option Plan (pursuant to Rule 457(c) under the Act).

(3) See the following table for calculation of proposed maximum aggregate offering price.

The chart below details the calculations of the proposed maximum aggregate offering price:

===============================================================================================================
                                                                 Offering Price Per        Aggregate
             Securities                  Number of Shares           Per Share            Offering Price
---------------------------------------------------------------------------------------------------------------
Shares of Common Stock, par value              2,000,000            $7.9688 1(b)            $   15,937,600
$0.01 per share, reserved for
future grant under the 2000 Equity
Incentive Plan
===============================================================================================================
Shares of Common Stock, par value                250,000            $7.9688 1(b)            $    1,992,200
$0.01 per share, reserved for
future issuance under the 2000
Employee Stock Purchase Plan
===============================================================================================================
Shares of Common Stock, par value                100,000            $  7.00 1(a)            $      700,000
$0.01 per share, issuable pursuant
to outstanding options under the
2000 Non-Employee Directors' Stock
Option  Plan
===============================================================================================================
Shares of Common Stock, par value                200,000            $7.9688 1(b)            $    1,593,760
$0.01 per share, reserved for
future grant under the 2000
Non-Employee Directors' Stock
Option Plan
===============================================================================================================
Shares of Common Stock, par value              1,907,941            $  1.60 1(a)            $ 3,052,705.60
$0.01 per share, issuable pursuant
to outstanding options under the
1996 Stock Option Plan
===============================================================================================================
Shares of Common Stock, par value                414,650            $  1.30 1(a)            $      539,045
$0.01 per share, issuable pursuant
to outstanding options under the
1988 Stock Option Plan
===============================================================================================================
Shares of Common Stock, par value                  4,634            $  1.00 1(a)            $        4,634
$0.01 per share, issuable pursuant
to outstanding options under
certain non-plan stock option
agreements
===============================================================================================================
Total                                                                                       $23,819,944.60
===============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Company's 2000 Non-Employee Directors' Stock Option Plan, 1996 Stock Option Plan, 1988 Stock Option Plan and certain non-plan stock option agreements (pursuant to Rule 457(h) under the Act) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on August 23, 2000 for shares available for grant pursuant to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employer Directors' Stock Option Plan (pursuant to Rule 457(c) under the Act).

                                      2.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Telik, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's prospectus contained within Amendment No. 4 to the Company's registration statement on Form S-1 (registration number 333-33868) filed on August 11, 2000 under the Securities Act of 1933, as amended (the "Act"), which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the prospectus referred to in (a) above.

     (c) The description of the Company's Common Stock that is contained in the Company's registration statement on Form 8-A filed on August 7, 2000 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by its counsel, Cooley Godward LLP. As of the date of this Registration Statement, certain partners and associates of Cooley Godward LLP own an aggregate of 27,777 shares of the Company's Common Stock through investment partnerships. Deborah A. Marshall, a partner at Cooley Godward LLP, is Secretary of the Company.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has entered into indemnity agreements with each of its directors and certain officers. The form of indemnity agreement provides that the Company will indemnify against any and all expenses of the director or executive officer who incurred expenses because of his or her status as a director or executive officer, to the fullest extent permitted by the Company's bylaws.

     The Company's certificate of incorporation (as amended and restated) and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The certificate of incorporation provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Company's bylaws provide that the Company will indemnify its directors and executive officers and may indemnify other officers, employees and other agents of the Company to the fullest extent not prohibited by Delaware law. These provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Company has purchased a directors' and officers' liability insurance policy providing coverage up to specified amounts for losses incurred by the Company, its directors or officers in connection with specified claims against them, including specified claims under state and federal securities laws.

                                      3.

                      EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


                                   EXHIBITS


Exhibit
Number

  5.1  Opinion of Cooley Godward LLP

 23.1  Consent of Ernst & Young LLP, independent auditors

 23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

 24.1  Power of Attorney is contained on the signature pages

 99.1  2000 Equity Incentive Plan and forms of grant thereunder

 99.2  2000 Employee Stock Purchase Plan and form of offering thereunder

 99.3 2000 Non-Employee Directors' Stock Option Plan and form of grant thereunder

 99.4  1996 Stock Option Plan and forms of grant thereunder

 99.5  1988 Stock Option Plan and forms of grant thereunder

 99.6  Form of Non-Plan Stock Option Agreement


                                 UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                      4.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      5.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on August 30, 2000.

                                    Telik, Inc.

                                    By: /s/ Michael M. Wick
                                        -------------------------------
                                        Michael M. Wick, MD, PhD
                                        Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Michael M. Wick and Cynthia M. Butitta, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                        Title                                        Date
/s/ Michael M. Wick                                    Chairman and Chief Executive Officer         August 30, 2000
-----------------------------------------------        (Principal Executive Officer)
              Michael M. Wick, MD, PhD

/s/ Cynthia M. Butitta                                 Chief Financial Officer                      August 30, 2000
-----------------------------------------------        (Principal Financial and Accounting
              Cynthia  M. Butitta                      Officer)

/s/ Jean Deleage                                       Director                                     August 30, 2000
-----------------------------------------------
              Jean Deleage, PhD

/s/ David R. Bethune                                   Director                                     August 30, 2000
-----------------------------------------------
              David R. Bethune

                                      6.

/s/ David W. Martin, Jr.                                  Director                  August 30, 2000
-----------------------------------------------
           David W. Martin, Jr., MD


/s/ Stefan Ryser                                          Director                  August 30, 2000
-----------------------------------------------
           Stefan Ryser, PhD

/s/ Jerrold L. Glick                                      Director                  August 30, 2000
-----------------------------------------------
           Jerrold L. Glick

                                      7.

                                   EXHIBITS

Exhibit                                                                                                            Sequential Page
Number                                                                                                             Numbers
       5.1     Opinion of Cooley Godward LLP

      23.1     Consent of Ernst & Young LLP, independent auditors

      23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

      24.1     Power of Attorney is contained on the signature pages

      99.1     2000 Equity Incentive Plan and forms of grant thereunder

      99.2     2000 Employee Stock Purchase Plan and form of offering thereunder

      99.3     2000 Non-Employee Directors' Stock Option Plan and form of grant thereunder

      99.4     1996 Stock Option Plan and forms of grant thereunder

      99.5     1988 Stock Option Plan and forms of grant thereunder

      99.6     Form of Non-Plan Stock Option Agreement

                                      8.